EXHIBIT 10.6.3
THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
     THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Amendment”) is made as of February 26, 2010, by and between CONEXANT SYSTEMS, INC., a Delaware corporation (“Seller”), and CITY VENTURES, LLC, a Delaware limited liability company (“Buyer”).
RECITALS:
     A. Seller and Buyer previously entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated January 12, 2010 (“Original Agreement”), as amended by a first amendment thereto dated as of February 1, 2010 (“First Amendment”) and a second amendment thereto dated as of February 19, 2010 (“Second Amendment” and, together with the Original Agreement and First Amendment, collectively referred to herein as the “Agreement”), concerning the Property. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Second Amendment and, if not defined therein or herein, shall have the meanings assigned to them in the Original Agreement.
     B. The parties desire to provide for a further extension of the Feasibility Period to enable Buyer to satisfy itself with respect to the Remaining Due Diligence Contingencies. Seller is willing to permit a limited extension of the Feasibility Period for such purposes, subject to the terms and conditions set forth below.
AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree to amend the Agreement as follows:
     1. Extension of Feasibility Period as to Remaining Due Diligence Contingencies. Buyer shall have until March 12, 2010 to waive or elect not to waive the Remaining Due Diligence Contingencies (for any reason or for no reason), by delivery of written notice to Seller. If for any reason Buyer does not waive all Remaining Due Diligence Contingencies by March 12, 2010 in a writing timely delivered to Seller, or Buyer attempts to conditionally waive any or all of the Remaining Due Diligence Contingencies, Buyer shall be deemed to have elected to terminate the Agreement (notwithstanding anything to the contrary contained in any such notice delivered by Buyer or its counsel to Seller or its counsel), in which event the Deposit shall be returned to Buyer and the parties shall have no further obligations under the Agreement except for those obligations that expressly survive such termination.
     2. Refund of Deposit. Notwithstanding anything to the contrary contained in Paragraph 2 of the Second Amendment, Buyer may obtain the return of the Deposit if Buyer notifies Seller in writing by March 12, 2010 that any or all of the Remaining Due Diligence Contingencies have failed or the Agreement is otherwise deemed terminated in accordance with Paragraph 1 above. Provided that Buyer affirmatively notifies Seller in writing that Buyer has waived all of the Remaining Due Diligence Contingencies, Escrow Holder shall upon receipt of such notice immediately release the entire Deposit to Seller.

     3. Miscellaneous.
          (a) Effect of Amendment. Except to the extent the Agreement is modified by this Amendment, the remaining terms and conditions of the Agreement shall remain unmodified and in full force and effect. In the event of conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.
          (b) Entire Agreement. The Agreement, together with this Amendment, embodies the entire understanding between Seller and Buyer with respect to its subject matter and can be changed only by an instrument in writing signed by Seller and Buyer.
          (c) Counterparts. This Amendment may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one in the same Amendment.
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     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first set forth above.

“SELLER” CONEXANT SYSTEMS, INC., a Delaware corporation
By:	/s/ Mark Peterson
Its:	Mark Peterson, Senior Vice President,
Chief Legal Officer and Secretary

“BUYER” CITY VENTURES, LLC, a Delaware limited liability company
By:	/s/ R. Mark Bucklund
Its:	R. Mark Buckland, President

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